Exhibit 3.1(b)

BARBARA K. CEGAVSKE Secretary of State KIMBERLEY PERONDI Deputy Secretary for Commercial Recordings	STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE

Commercial Recordings Division

202 N. Carson Street

Carson City, NV 89701

Telephone (775) 684-5708

Fax (775) 684-7138

North Las Vegas City Hall

2250 Las Vegas Blvd North, Suite 400

North Las Vegas, NV 89030

Telephone (702) 486-2880

Fax (702) 486-2888

Business Entity - Filing Acknowledgement

10/20/2021

Work Order Item Number:	W2021101901857-1659835
Filing Number:	20211834513
Filing Type:	Amendment After Issuance of Stock
Filing Date/Time:	10/19/2021 11:58
Filing Page(s):	3

Indexed Entity Information:
Entity ID: E0310712019-5	Entity Name: NOWTRANSIT INC
Entity Status: Active	Expiration Date: None

Commercial Registered Agent

INCORP SERVICES, INC.

3773 HOWARD HUGHES PKWY STE 500S, Las Vegas, NV 89169 - 6014, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully, BARBARA K. CEGAVSKE Secretary of State

Commercial Recording Division

202 N. Carson Street

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov	Filed in the Office of Secretary of State State Of Nevada	Business Number E0310712019-5
Filing Number 20211834513
Filed On 10/19/2021 11:58:00 AM
Number of Pages 3

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and

Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity as on file with the Nevada Secretary of State: Nowtransit Inc Entity or Nevada Business Identification Number (NVID): E0310712019-5
2. Restated or Amended and Restated Articles: (Select one) (If amending and restating only, complete section 1, 2, 3, 5 and 6)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐  Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:

The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐  Amended and Restated Articles

*Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed: (Select only one box) (If amending, complete section 1, 3, 5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following:

(Check only one box)          ☐ incorporators          ☐ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 51.3%

☐ Officer's Statement (foreign qualified entities only) –

Name in home state, if using a modified name in Nevada:

Jurisdiction of formation:

Changes to takes the following effect:

☐ The entity name has been amended.                                      ☐ Dissolution

☐ The purpose of the entity has been amended.                        ☐ Merger

☐ The authorized shares have been amended.                           ☐ Conversion

☐ Other: (specify changes)

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.	Page 1 of 2 Revised: 1/1/2019

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and

Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)

Changes to takes the following effect:

☐ The entity name has been amended.

☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)

☐ The purpose of the entity has been amended.

☒ The authorized shares have been amended.

☐ The directors, managers or general partners have been amended.

☐ IRS tax language has been added.

☐ Articles have been added.

☐ Articles have been deleted.

☐ Other:

The articles have been amended as follows: (provide article numbers, if available)

Article 3 has been amended to read in its entirety as set forth below

(attach additional page(s) if necessary)

6. Signature: (Required)	X	President
	Signature of Officer or Authorized Signer	Title

X
	Signature of Officer or Authorized Signer	Title

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below: (attach additional page(s) if necessary)

Article 3. Authorized Shares: the authorized capital stock of the Corporation shall consist of: (i) seventy five million (75,000,000) shares of common stock, par value $0.0001 per share, and (ii) five million (5,000,000) shares of preferred stock, par value $0.0001 per share. (continued on additional page)

This form must be accompanied by appropriate fees.	Page 2 of 2 Revised: 1/1/2019

Shares of preferred stock may be issued from time-to-time in one or more series, each of such series to have such terms as stated in the resolution or resolutions providing for the establishment of such series adopted by the board of directors of the Corporation as hereinafter provided. In connection with the establishment of any such series, the board of directors may determine and fix the designation of and the number of shares comprising such series, and such voting powers, full or limited, or no voting powers, and such other powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, if any, including, without limitation, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated in such resolution or resolutions, all to the fullest extent permitted by Chapter 78 of the Nevada Revised Statutes.

SECRETARY OF STATE

NEVADA STATE BUSINESS LICENSE

NOWTRANSIT INC

Nevada Business Identification # NV20191498224

Expiration Date: 07/31/2022

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.

Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.

License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived.

Certificate Number: B202110202085096 You may verify this certificate online at http://www.nvsos.gov	IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 10/20/2021. BARBARA K. CEGAVSKE Secretary of State